UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2008
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland	1-12846	74-2604728
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 11, 2008, ProLogis and Diane S. Paddison entered into an employment agreement. The agreement appoints Ms. Paddison, 49, as Executive Director — Global Operations beginning June 3, 2008, and as President and Chief Operating Officer beginning January 1, 2009. A copy of that agreement has been filed as an exhibit to this report and is incorporated herein by reference.
     Ms. Paddison was President of Client Accounts, Global Corporate Services for CB Richard Ellis (CBRE), a commercial real estate company, from December 2006 to May 2008. In that role she was responsible for delivering global corporate services through a 5,000-employee, client-centric account management delivery model. Prior to CBRE’s acquisition of Trammell Crow Company (TCC), a real estate investment and development firm, in December 2006, Ms. Paddison served as Chief Operating Officer for Global Services for TCC from January 2005 to December 2006. She oversaw the development and implementation of TCC’s entire global services client strategy for TCC’s two customer service groups, investor and users customers. She also managed two of TCC’s four major lines of business - Building Management and Project Management. From April 2001 to December 2004 she was Senior Vice President of Corporate and Investor Client Accounts of TCC.
Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following document has been filed as an exhibit to this report and is incorporated by reference herein as described above.

Exhibit No.	Description
10.1	Employment Agreement, dated May 11, 2008, between ProLogis and Diane Sheryl Detering-Paddison

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS

Date: May 14, 2008	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Employment Agreement, dated May 11, 2008, between ProLogis and Diane Sheryl Detering-Paddison.